Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp             Providence Health & Services        Catholic Health Initiatives
Scott Frommer, VP,         Colleen Wadden, Senior Director,        Michael Romano, National Director,
Investor Relations         Reputation Management            Media Relations
+1 336-436-5076            +1 206-979-1620                D: +1 303-383-2720
Investor@labcorp.com        PH&Smedia@providence.org         M: +1 303-549-8948
michaelromano@catholichealth.net
Donald Von Hagen, VP,
Corporate Communications
+1 336-436-8263
Media@labcorp.com

LabCorp to Acquire Pathology Associates Medical Laboratories from
Providence Health & Services and Catholic Health Initiatives

BURLINGTON, N.C., RENTON, WASH., ENGLEWOOD, COLO., February 23, 2017 - Laboratory Corporation of America® Holdings (LabCorp®) (NYSE:LH), Providence Health & Services (Providence) and Catholic Health Initiatives (CHI), today announced that they have entered into a definitive agreement for LabCorp to acquire all of the ownership interest in Pathology Associates Medical Laboratories, LLC, (PAML), one of the nation’s premier medical reference laboratories and a healthcare solutions company jointly owned by Providence and CHI. In addition to PAML, LabCorp will also acquire PAML’s interest in the following joint ventures: Colorado Laboratory Services (CLS), Kentucky Laboratory Services (KLS), MountainStar Clinical Laboratories (MSCL), PACLAB Network Laboratories (PACLAB) and Tri-Cities Laboratory (TCL).
“This signature transaction strengthens LabCorp’s relationships with anchor health systems and expands LabCorp’s geographic presence into important markets,” said David P. King, chairman and chief executive officer, LabCorp. “We have always admired the commitment of PAML, its owners and its joint venture partners to providing high-quality, community-based laboratory services. LabCorp shares that same vision and commitment, and is excited to work with these industry-leading health systems and hospitals as partners to continue to provide these services.”
Headquartered in Spokane, Washington, PAML and its joint ventures provide laboratory services in California, Colorado, Idaho, Kentucky, Montana, Oregon, Utah and Washington. PAML is an industry leader in joint venture partnerships with community-based hospitals. The transactions involving PAML and the PAML-affiliated joint ventures expand LabCorp’s geographic scope in the Pacific Northwest, Midwest and South. LabCorp currently provides services to several Swedish Medical Center facilities in Seattle, a partner within the Providence system.
“We are proud of the high-quality service PAML and its joint ventures have provided,” said Mike Butler, president of operations, chief executive, Providence Health & Services. “We routinely evaluate how to best deliver health care services to the communities we serve and LabCorp will continue to meet the rapidly changing needs of patients and providers.”
In addition, the hospital co-owners of CLS, based in Lakewood, Colorado; KLS, based in Lexington, Kentucky; and PACLAB Network Laboratories, based in Renton, Washington; have all agreed to sell their joint venture interests to LabCorp.

The hospital partners in MSCL, based in Salt Lake City, Utah, and in TCL, based in Kennewick, Washington, continue to evaluate future options for their ownership of the joint venture, which may include a sale to LabCorp. The hospital co-owner of Alpha Medical Laboratory (Alpha), a PAML-affiliated joint venture based in Coeur d’Alene, Idaho, intends to acquire PAML’s interest in Alpha; after which it will sell the joint venture assets to LabCorp upon final board approval.

After the staged transactions are complete, Providence, CHI and the hospital joint venture owners will continue to provide all existing in-patient hospital laboratory services. LabCorp will then continue to provide the outreach testing services and reference laboratory services currently provided by PAML and the joint ventures that are part of the overall transactions. The transactions do not include any PAML joint venture services in California.
“As part of our mission, CHI is focused on building healthier communities. This goal guides our business decisions in the constantly changing dynamics and demands of health care today,” said Kevin Lofton, CEO, Catholic Health Initiatives. “We are confident that our selection of LabCorp to be PAML’s new owner will serve the best interests of all who rely on us to meet their health care needs through comprehensive, high quality laboratory services.”

The transactions are subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The parties anticipate that transaction closings will begin in 2017 and continue into 2018. There will be no changes to operations or services at PAML or the joint ventures until the applicable transaction is complete. The organizations will work together to plan and implement a smooth, thoughtful transition that maintains continuity of services for patients, hospitals, clients and clinicians while providing direct access to the additional capabilities of LabCorp.
Other terms of the transactions were not disclosed and no additional information is available at this time.

About Providence Health & Services
Providence Health & Services is committed to improving the health of the communities it serves, especially for those who are poor and vulnerable. In 2016, Providence provided nearly $1.2 billion in community benefit to help meet the needs of its communities, both today and into the future. Providence Health & Services is a part of Providence St. Joseph Health, a family of organizations that includes 50 hospitals, 829 physician clinics, senior services, supportive housing and many other health and educational services. The health system and its partners employ more than 100,000 caregivers serving communities across seven states - Alaska, California, Montana, New Mexico, Oregon, Texas and Washington. Along with Saint Joseph Health, PSJH includes: in Texas, Covenant Health and Covenant Medical Group; in California, Facey Medical Foundation, Hoag Memorial Hospital Presbyterian and St. Joseph Heritage Healthcare; and in Washington, Kadlec Regional Medical Center, Pacific Medical Centers and Swedish Health Services

About Catholic Health Initiatives
Catholic Health Initiatives, a nonprofit, faith-based health system formed in 1996 through the consolidation of four Catholic health systems, expresses its mission each day by creating and nurturing healthy communities in the hundreds of sites across the nation where we provide care. The nation’s third-largest nonprofit health system, Englewood, Colorado-based CHI operates in 18 states and comprises 103 hospitals, including four academic medical centers and major teaching hospitals as well as 30 critical-access facilities; community health-services organizations; accredited nursing colleges; home-health agencies; senior living communities; and other facilities and services that span the inpatient and outpatient continuum of care. In fiscal year 2016, CHI provided more than $1.1 billion in financial assistance and community benefit - a 13% increase over the previous year -- for programs and services for the poor, free clinics, education and research. Financial assistance and community benefit totaled more than $2 billion with the inclusion of the unpaid costs of Medicare. The health system, which generated operating revenues of $15.9 billion in fiscal year 2016, has total assets of approximately $22.7 billion.

About LabCorp®
Laboratory Corporation of America® Holdings (NYSE: LH), an S&P 500 company, is a world leading life sciences company, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to provide better care. With net revenue in excess of $9 billion in 2016, LabCorp’s 50,000 employees serve clients in 60 countries. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements including with respect to LabCorp’s (the Company) estimated 2017 guidance and the impact of various factors on operating and financial results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2015, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2015, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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